UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): March 11, 2009
INSULET CORPORATION
(Exact Name of Registrant as Specified in Charter)

Delaware	001-33462	04-3523891
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
9 Oak Park Drive
Bedford, Massachusetts 01730
(Address of Principal Executive Offices, including Zip Code)
Registrant’s telephone number, including area code: (781) 457-5000
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry Into a Material Definitive Agreement
Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant
Item 3.02. Unregistered Sales of Equity Securities
Item 5.02. Departure of Directors or Certain Officers, Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
Item 9.01. Financial Statements and Exhibits
SIGNATURES
EX-4.1 Form of Warrant to purchase shares of common stock of Insulet Corporation
EX-10.1 Facility Agreement, dated March 13, 2009
EX-10.2 Registration Rights Agreement, dated March 13, 2009
EX-10.3 Security Agreement, dated March 13, 2009
EX-99.1 Press release issued on March 16, 2009

Item 1.01. Entry Into a Material Definitive Agreement.
Facility Agreement
On March 13, 2009 (the “Effective Date”), Insulet Corporation (the “Company”) entered into a Facility Agreement (the “Facility Agreement”) with certain institutional accredited investors (collectively, the “Lenders”), pursuant to which the Lenders agreed to loan to the Company up to $60,000,000, subject to the terms and conditions set forth in the Facility Agreement (the “Financing”). Following the initial disbursement of $27,500,000 within fifteen business days of the Effective Date, the Company may, but is not required to, draw down on the facility in $6,500,000 increments at any time until November 2010 provided that the Company meets certain financial milestones. While the Company can not provide assurance that it will meet any or all of these financial milestones, based upon current estimates and assumptions, the Company expects to be able, at its discretion, to draw down at least an additional $26,000,000 under this facility. Any amounts drawn under the Facility Agreement accrue interest at a rate of 9.75% per annum, payable quarterly in cash in arrears beginning on June 1, 2009. The Company will pay interest at a rate of 2.75% per annum on undrawn amounts. The funds drawn are repayable in September 2012. The Company has the right to prepay any amounts owed without penalty unless such prepayment is in connection with a major transaction. In connection with the Financing, the Company paid Deerfield Management Company, L.P., an affiliate of the lead Lender, a one-time transaction fee of $1,200,000.
Additionally, any amounts drawn under the Facility Agreement may become immediately due and payable upon (i) an “event of default,” as defined in the Facility Agreement, in which case the Lenders would have the right to require the Company to re-pay 100% of the principal amount of the loan, plus any accrued and unpaid interest thereon, or (ii) the consummation of certain change of control transactions, in which case the Lenders would have the right to require the Company to re-pay 106% of the outstanding principal amount of the loan, plus any accrued and unpaid interest thereon. Events of default under the Facility Agreement generally include: (i) failure to make payment when due; (ii) failure to comply in any material respect with any covenant of the Facility Agreement or the notes issued under the Facility Agreement, and such failure is not cured; (iii) any representation or warranty made by the Company in any transaction document was incorrect, false, or misleading in any material respect as of the date it was made; (iv) the Company is generally unable to pay its debts as they become due or a bankruptcy or similar proceeding has commenced by or against the Company; (v) one or more judgments against the Company exceeding $250,000 in the aggregate remain unpaid for a period of 30 days; (vi) any license, permit or approval from any government authority is suspended, cancelled or revoked; (vii) any authorization necessary for the execution, delivery or performance of any transaction documents or the validity or enforceability of the obligations under the transaction documents ceases to remain in full force and effect; (viii) the Company fails to comply in any material respect with the reporting requirements of the Securities Exchange Act of 1934; (ix) a cross default of any indebtedness in an amount more than $250,000; (ix) if an Event of Default (as defined in the Warrants) has occurred while Lender is a holder of any of the Warrants; and (x) cash, cash equivalents, receivables and finished goods on the last day of each calendar quarter are less than $15,000,000 or 50% of the loan then outstanding.
The Facility Agreement also contains various representations and warranties, and affirmative and negative covenants, customary for financings of this type.
Warrants
Upon execution of the Facility Agreement, the Company issued to the Lenders warrants to purchase an aggregate of 3,750,000 shares of common stock of the Company at an exercise price of $3.13 per share (the “Initial Warrants”) in connection with the initial $27,500,000 draw down from the facility. As noted above, pursuant to the Facility Agreement, the Company has the right to request from the Lenders one or more cash disbursements in the minimum amount of $6,500,000 per disbursement, and each such disbursement will be accompanied by the issuance to the Lenders of warrants to purchase an aggregate of 300,000 shares of common stock, at an exercise price equal to 120% of the average volume weighted average price of the Company’s common stock on the fifteen consecutive trading days beginning with the date following receipt by the Lenders of the disbursement request. If the Company, in its discretion, draws down the entire $60 million credit facility, the Company will have issued warrants to purchase a total of 5.25 million shares of its common stock. The number of shares into which a warrant is exercisable and the exercise price of any warrant will be adjusted to reflect any adjustments in the number of shares of the Company’s common stock.

Each Warrant issued under the Facility Agreement expires on the sixth anniversary of its issuance and contains certain limitations that prevent the holder from acquiring shares upon exercise of a Warrant that would result in the number of shares beneficially owned by it to exceed 9.98% of the total number of shares of Company common stock then issued and outstanding.
Absent a major transaction, the holder of a Warrant may exercise the Warrant on either a cash or cashless basis. In connection with a major transaction that constitutes a change of control of the Company, the holder also has the option to receive a number of shares equal to the Black-Scholes value of the warrant (based on the transaction price) divided by, in a cash transaction, the closing price of the Company’s common stock the day before closing or, in a stock-for-stock transaction, 95% of the closing price of the Company’s common stock the day before closing.
For the term of the Warrant, the Company has agreed not to sell shares of its common stock or securities exercisable or convertible into shares of its common stock, except in a registered public offering or shelf takedown, in a transaction that does not trigger Nasdaq’s shareholder approval requirements, to partners in connection with a joint venture, distribution or other partnering arrangement, upon the exercise of options granted to the Company’s employees, officers, directors and consultants, issuances of restricted stock to, or purchase of common stock under the Company’s employee stock purchase plan by, employees, officers, directors or consultants, or upon the exercise of the Warrants.
Registration Rights Agreement
In connection with the Financing, the Company entered into a Registration Rights Agreement with the Lenders obligating the Company to register for resale the shares of the common stock issuable upon the exercise of the Warrants on a registration statement on Form S-3 to be filed with the Securities and Exchange Commission within twenty days after the issuance date of the Warrants.
Security Agreement
In connection with the Financing, the Company entered into a Security Agreement with the Lenders, pursuant to which, as security for the Company’s repayment obligations under the Facility Agreement, the Company granted to the Lenders a security interest in its accounts, receivables, equipment, intellectual property and other general intangibles, inventory, investment property, and all proceeds and products thereof.
Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The disclosure set forth above under Item 1.01 relating to the Facility Agreement is hereby incorporated by reference into this Item 2.03.
Item 3.02. Unregistered Sales of Equity Securities.
The Warrants described in Item 1.01 above were offered and sold in reliance upon the exemption from registration provided by Section 4(2) under the Securities Act of 1933 (the “Securities Act”). The Facility Agreement contains representations to support the Company’s reasonable belief that the Lenders had access to information concerning its operations and financial condition, that the Lenders are acquiring the Warrants for their own account and not with a view to the distribution thereof, and that the Lenders are “accredited investors” as defined by Rule 501 promulgated under the Securities Act.
Item 5.02. Departure of Directors or Certain Officers, Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On March 11, 2009, Shawna Gvazdauskas resigned as the Senior Vice President of Sales and Marketing of the Company.

Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description

4.1	Form of Warrant to purchase shares of common stock of Insulet Corporation

10.1	Facility Agreement, dated March 13, 2009, by and among Insulet Corporation and the lenders named therein.

10.2	Registration Rights Agreement, dated March 13, 2009, by and among Insulet Corporation and the investors named therein.

10.3	Security Agreement, dated March 13, 2009, by and among Insulet Corporation and the secured parties named therein.

99.1	Press release issued on March 16, 2009.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INSULET CORPORATION
March 16, 2009	By:	/s/ Lars Boesgaard
Lars Boesgaard
Vice President of Finance